SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 1995



                                  SBARRO, INC.
             (Exact name of registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


        1-8881                                          11-2501939
 (Commission File Number)                     (IRS Employer Identification No.)


   763 Larkfield Road, Commack, New York                    11725
  (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (516) 864-0200


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.   OTHER EVENTS.

     On December 13, 1995, the Company issued a press release (the "Press Release") reporting that it is planning to close approximately 40 underperforming restaurants by March 31, 1996. The Company expects to record a pre-tax charge to earnings of approximately $16 million which will reduce net income by approximately $10 million, or $.50 per share, for the fourth quarter of its 1995 fiscal year, which ends on December 31, 1995. The charge relates principally to the write-off of the fixed assets, lease termination costs and other costs associated with the restaurants being closed.

     A copy of the Press Release is attached to this report as Exhibit 99.01.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a)       Financial statements of business acquired:

                     Not applicable.

           (b)       Pro forma financial information:

                     Not applicable.

           (c)       Exhibits:

                     99.01:  Sbarro, Inc. Press Release dated December 13, 1995.


                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              SBARRO, INC.


Date: December 13, 1995                       By:   /s/ Robert S. Koebele
                                                 --------------------------
                                              Robert S. Koebele,
                                              Vice President-Finance





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                                  EXHIBIT INDEX




Exhibit
Number               Description
-------              -----------
99.01                Sbarro, Inc. Press Release dated December 13, 1995.








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